Deloitte & Touche LLP 3000, 700 Second Street SW Calgary, AB Canada T2P 0S7 Telephone: +1-403-267-1700 Facsimile: +1-403-264-2871

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of TransGlobe Energy Corporation on Form S-8 of our report dated February 28, 2003 appearing in the Annual Report on Form 20-F of TransGlobe Energy Corporation for the year ended December 31, 2002.

(signed) “DELOITTE & TOUCHE LLP”
Calgary, Alberta
August 12, 2003	Chartered Accountants